EXHIBIT 99.1

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Contact: Robert S. Schneider

U.S.I. Holdings Corporation

914 747 8702

bob.schneider@usi.biz

U.S.I. Holdings Corporation Closes Acquisition of Hastings-Tapley

San Francisco, CA – June 2, 2003 – U.S.I. Holdings Corporation (“USI”) (NASDAQ:USIH) today announced that it has consummated the previously announced acquisition of all the issued and outstanding capital stock of Woburn, Massachusetts-based Hastings-Tapley Insurance Agency, Inc (“Hastings-Tapley”).

Hastings-Tapley has been a Massachusetts institution for over 130 years and provides property and casualty insurance, risk management, and employee benefits principally to middle market clients. Hastings-Tapley has offices in Massachusetts and Connecticut and is expected to contribute approximately $12 million of revenues to USI. The primary consideration for the estimated $15.1 million purchase price was USI common stock, with the remaining consideration consisting of cash and notes. This transaction meets with USI’s commitment for acquisitions that are anticipated to be accretive to earnings within the first twelve months of the date of acquisition.

The acquisition of Hastings-Tapley is a product of USI’s strategy for continued growth throughout New England and will provide significant additional capabilities and resources to USI’s current New England offices located in Massachusetts, New Hampshire, and Rhode Island. Additionally, Hasting-Tapley will have access to the fully integrated products and services provided by USI.

Commenting on the transaction, David L. Eslick, USI’s Chairman, President and CEO, said, “We are pleased that this transaction will significantly increase our marketing capabilities in New England. Hastings-Tapley is a preeminent New England broker with a quality market presence. Together, we both feel that we will be able to expand the resources delivered to current and new clients. We are also pleased that Don Lewis, President & CEO of Hastings-Tapley, will assume the duties of President for USI New England. Don will report to Tim Murray, the CEO of USI New England.”

Also commenting on the news, Don Lewis, Hastings-Tapley’s President & CEO said, “Hastings-Tapley and USI bring strong supportive and complementary risk management and insurance abilities to each other. Our clients and staff will benefit from this combined enhanced breadth of service. We are all looking forward to bringing these opportunities to our clients and our strategic partners.”

This press release may contain certain statements relating to future results that are forward-looking statements. These statements are not historical facts, but instead represent USI’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of USI’s control. It is possible that USI’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described herein: the risk that Hastings-Tapley’s business will not be integrated successfully; the risk that the anticipated contributions of Hastings-Tapley are not achieved; and other economic, business and competitive factors affecting Hasting-Tapley’s business generally. Further specific information concerning USI and its business, including factors that potentially could materially affect USI’s financial results, are contained in USI’s filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

About U.S.I. Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to small and mid-sized businesses throughout the United States. USI is headquartered in San Francisco and operates out of 61 offices in 20 states.